SCHEDULE 14C INFORMATION

  Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
༂ Preliminary Information Statement
ྑ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
ྑ Definitive Information Statement

Safari Associates Inc.
(Name of Registrant As Specified In Charter)

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1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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ྑ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TABLE OF CONTENTS

INFORMATION STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
AMENDMENTS TO THE ARTICLES OF INCORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CHANGE IN CONTROL ARRANGEMENTS
ADDITIONAL INFORMATION

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Safari Associates Inc.
3940-7 Broad Street, #200
San Luis Obispo, CA 93401

INFORMATION STATEMENT

     This Information Statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) has been mailed on or about November 8, 2006 to the stockholders of record as of November 8, 2006 (the “Record Date”) of Safari Associates, Inc. the “Company”) in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of November 8, 2006.

     The actions to be taken pursuant to the written consent shall be taken on or about November 28, 2006, 20 days after the mailing of this information statement.

     THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Michael Forster
Michael Forster
Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 8, 2006

To Our Stockholders:

 NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated November 8, 2006, in lieu of a special meeting of the stockholders. Such action will be taken on or about November 28, 2006:

     1. The articles of incorporation of the Company, as amended (the “Articles of Incorporation”), will be amended and restated to change the Company’s name from “Safari Associates, Inc.” to “Power-Save Energy Company”; and

     2. The Articles of Incorporation will be amended and restated to effect a Three (3) for One (1) reverse stock split, whereby, as of the Record Date, each stockholder shall receive One share for every Three shares then owned.
OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 100,000,000 shares of common stock (“Common Stock”), of which 77,537,384 shares were issued and outstanding as of the Record Date. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated November 8, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on November 28, 2006.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

  AMENDMENTS TO THE ARTICLES OF INCORPORATION

 On November 8, 2006, the Board of Directors of the Company (the “Board of Directors”) and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Articles of Incorporation

•	to change the Company’s name from SAFARI ASSOCIATES INC. to Power-Save Energy Company and

•	to effect a Three (3) for One (1) reverse stock split, whereby, as of the record date, each stockholder shall receive One share for every Three shares then owed.

THE CHANGE OF THE COMPANY’S NAME

The amendments to the Articles of Incorporation will change the Company’s name from Safari Associates Inc. to Power-Save Energy Company. The Company is changing its name in anticipation of completing an Asset Purchase Agreement with a Utah company operating in the industrial electrical apparatus industry. There can be no assurance if or when the Company will enter into any agreement for a business acquisition, or that the Company will ever enter into the industrial electrical apparatus industry.

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THE REVERSE STOCK SPLIT
General

 The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company have approved an amendment to the Articles of Incorporation to effect a reverse stock split of the Company’s common stock.

Background

 The Company currently has 100,000,000 shares of Common Stock authorized, and approximately 77,537,384 shares of Common Stock are outstanding as of the Record Date. The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of the Common Stock outstanding, the Board of Directors believes that it is in the best interests of the Company’s stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board of Directors believes that the Company’s stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split

 The reverse stock split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

     The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from approximately 77,537,384 shares as of November 8, 2006 to approximately 25,845,795 shares.

     In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, affected stockholders will receive a cash payment in an amount equal to such fractional share multiplied by the closing price of the Common Stock on the date the reverse stock split is effected. After the reverse stock split, stockholders will have no further interest in the Company with respect to any fractional share. The Company currently has approximately 286 record holders of the Common Stock. The reverse stock split may have a material effect on the number of record holders of the Common Stock.

Effect on Registered and Beneficial Stockholders

 Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

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Effect on Registered Certificated Shares

 Stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, American Registrar & Transfer Co., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

Procedure for Effecting Reverse Stock Split

 The Company will promptly file an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Utah to amend its existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Amended and Restated Articles of Incorporation, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Amended and Restated Articles of Incorporation is set forth in Appendix A to this Information Statement. The text of the Amended and Restated Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Utah and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

  Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:
•
There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

•	After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•
There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•	The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

Authorized Shares

 The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

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The Company currently has 100,000,000 shares of authorized Common Stock and 77,537,384 shares of Common Stock issued and outstanding as of November 8, 2006. Authorized but un-issued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. However, the Company has no current plans to issue any additional shares of common stock. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

     The following table sets forth information regarding the Company’s current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split.

			Number of
		Number of Shares	Shares of	Number of Shares
	Number of Shares	of Common Stock	Common Stock	of Common Stock
	of Common Stock	Issued and	Reserved for	Available for
	Authorized	Outstanding	Issuance	Issuance
As As of November 8, 2006:	100,000,000	77,537,384	22,462,616	22,462,616
A After Reverse Stock Split at the Ratio of Three for One:	100,000,000	25,845,795	74,154,205	74,154,205

Accounting Matters

The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio of Three-for-One, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect

 Although the increased proportion of un-issued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

Under the General Corporation Law of the State of Utah, the Company’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

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 ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

 Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The receipt of cash instead of a fractional share of the Common Stock by a United States holder of the Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following table sets forth certain information, as of November 8, 2006, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Michael Forster (1) 3873 Sequoia Drive San Luis Obispo, CA 93401 Zirk Engelbrecht (1) 646 West Highland Avenue Redlands, CA 92373	75,000,000 Nil	96.7% 0%

All officers and directors as a group Total Beneficially Owned	-- 75,000,000	96.7% 96.7%

(1)	The person named is an officer, director, or both.

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CHANGE IN CONTROL ARRANGEMENTS

On September 15, 2006, there was a change of control of the Company as a result of closing under the Asset Purchase with Power-Save Energy Corp.

Prior to completion of the Asset Purchase transaction, we had 2,537,384 shares of common stock issued and outstanding.  Following completion of the Asset Purchase and other related transactions, we had 77,537,384 shares issued and outstanding, of which 75,000,000, or approximately 96.7%, are owned by persons who were previously shareholders of POWER-SAVE. Information regarding the share ownership of such persons following completion of the Asset Purchase transaction is set forth below under the caption “Principal Share Ownership.”

In connection with the Transaction, the Company agreed to appoint a new director, Michael Forster, to the Company’s Board of Directors. This appointment is subject to mailing this information and waiting the ten (10) day period mandated under section 14(f) of the Securities Exchange Act of 1934. This Schedule 14f-1 will be mailed to the stockholders on or about September 18, 2006. The 10-day waiting period is expected to conclude on or about September 28, 2006. On September 13, 2006, all of the Company’s officers resigned their positions and Michael Forster was appointed as Chief Executive Officer of the Company. Zirk Engelbrecht will remain as a director of the Company but will resign as a director at the conclusion of the 10-day period described below in compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder.

ADDITIONAL INFORMATION

     The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedule information included therein, as filed with the Securities and Exchange Commission. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the Securities and Exchange Commission and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Applbaum & Zouvas LLP, at 619-688-1715.

By Order of the Board of Directors,

/s/ Michael Forster Michael Forster, Chief Executive Officer

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APPENDIX A
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SAFARI ASSOCIATES, INC.
      The undersigned officer of Safari Associates, Inc., a corporation organized and existing under the laws of the State of Utah, hereby certifies as follows:

      1. Safari Associates, Inc., (the “Company”) is the successor corporation of Mag Enterprises, Inc., a Utah corporation incorporated on July 30, 1980. On September 10, 1993, an Amendment to the Articles of Incorporation. were filed to change its name from Mag Enterprises, Inc to Safari Associates, Inc.

      2. On November 8, 2006, pursuant to the laws of the state of Utah and the constituent documents of this Corporation, the Board of Directors adopted an amendment to Article I of this Corporation’s Articles of Incorporation to change the Corporation’s name as follows:

The former Article I read:

“Article I. The name of the Corporation is “Safari Associates, Inc.”

Article I is superseded and replaced as follows:

“Article I. The name of the Corporation is “Power-Save Energy Company”

Accordingly, as hereby amended, the Articles of Incorporation of this Corporation are hereby restated in full as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
POWER-SAVE ENERGY COMPANY

      ARTICLE I. The name of the Corporation is Power-Save Energy Company.

      IN WITNESS WHEREOF, this Corporation has caused these Amended and Restated Articles of Incorporation to be duly executed by the undersigned officer on November 8, 2006.

Power-Save Energy Company

/s/Michael Forster Michael Forster
Chairman of the Board &
Chief Executive Officer

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